UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2008

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 21, 2008, the management of Peoples Bancorp Inc. (“Peoples”) determined for the fourth quarter ended December 31, 2007, Peoples will record an other-than-temporary non-cash impairment charge of approximately $5.5 million (pre-tax) related to $23.4 million in carrying value of available-for-sale investment securities.  As a result of the $5.5 million charge, Peoples’ fourth quarter 2007 net income after taxes will be reduced by approximately $3.6 million or $0.35 per common share, on a diluted basis.  Peoples is recording this unrealized loss as an other-than-temporary impairment in accordance with generally accepted accounting principles.
This charge for other-than-temporary impairment is comprised of a $1.3 million charge related to Federal National Mortgage Association ("Fannie Mae") preferred stock previously carried at $6.8 million, a $1.9 million charge related to Federal Home Loan Mortgage Corporation ("Freddie Mac") preferred stock previously carried at $8.5 million, a $0.1 million charge related to a single bank holding company stock held by Peoples previously carried at $0.2 million and a $2.2 million charge related to three collateralized debt obligation (“CDO”) investment securities previously carried at $7.9 million.
The Fannie Mae and Freddie Mac preferred stocks are investment grade, high yielding fixed-rate securities that are rated AA- and Aa3 by S&P and Moody’s, respectively.  Recent capital needs at Fannie Mae and Freddie Mac resulted in new issuances of higher yielding preferred stocks by these two companies, and coupled with continued turmoil in the housing and credit markets, have resulted in declines in the market value of the Fannie Mae and Freddie Mac securities as well as certain financial sector stocks.
Approximately 90% of the CDO portfolio's collateral pools are comprised primarily of bank-issued trust preferred securities and other debt obligations issued by financial services companies, with the remainder comprised of trust preferred securities issued by insurance companies and real estate investment trusts.  After the above mentioned impairment charges, the carrying value of Peoples’ CDO portfolio, which was $8.3 million prior to the impairment charge, will total $6.1 million of which $5.0 million still maintains BBB or BBB+ rating by Fitch and Moody's respectively.  The remaining $1.1 million are 100% bank income notes originated in 2001 and 2002, and were never rated.  Continued liquidity and credit concerns have resulted in declines in the market value of CDOs.
Peoples will announce earnings for the quarter and year ended December 31, 2007 before the market opens on January 24, 2008 and will hold its regular quarterly earnings conference call at 11:00 am, Eastern Time, on January 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

January 22, 2008	By:	/s/	CAROL A. SCHNEEBERGER
Carol A. Schneeberger
Chief Financial Officer and Treasurer